Exhibit 10.1
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SECOND AMENDMENT
TO THE
CHROMADEX, INC. - DARTMOUTH RESTATED AND AMENDED
EXCLUSIVE LICENSE AGREEMENT
This Amendment (this “Amendment”), effective as of this 1st day of January, 2022 (the “Effective Date”), to the ChromaDex, Inc. - Dartmouth Restated and Amended Exclusive License Agreement, dated September 2019, as amended on December 29, 2020 (“License Agreement”), is made by and between:
(1)    TRUSTEES OF DARTMOUTH COLLEGE, a non-profit educational and research institution existing under the laws of the State of New Hampshire, and being located at Hanover, New Hampshire 03755, hereinafter called “Dartmouth”, and
(2)    CHROMADEX, INC., a corporation of the State of California, with a principal place of business at 10900 Wilshire Blvd., Suite 600, Los Angeles, California 90024; hereinafter called “Company”.
Unless otherwise defined herein, each of the capitalized terms used in this Amendment shall have the meaning ascribed to it in the License Agreement.
RECITALS:
WHEREAS, Company requested that Dartmouth join as a co-plaintiff in a patent infringement lawsuit to assert the Dartmouth Patent Rights brought by Company against Elysium Health, Inc. in the U.S. District Court for the District of Delaware (the “Elysium Litigation”);
WHEREAS, pursuant to Section 8.01 of the License Agreement and the parties’ September 15, 2018 letter confirming the terms of Dartmouth’s consent to join as a co-plaintiff in the Elysium Litigation, Company agreed to pay for, and has been paying, all of Dartmouth’s out-of-pocket costs, including reasonable attorney’s fees for Dartmouth to retain its own counsel; any other expenses associated with the Elysium Litigation, and any damages resulting from the Elysium Litigation;
WHEREAS, on September 21, 2021, the district court in the Elysium Litigation granted Elysium’s motion for summary judgment finding that two of the Dartmouth Patent Rights — U.S. Patent Nos. [***] and [***] — are invalid under 35 U.S.C. § 101;
WHEREAS, on November 2, 2021, Company filed in the Elysium Litigation a notice of appeal to the U.S. Court of Appeals for the Federal Circuit (the “Elysium Appeal”);
WHEREAS, Company requested that Dartmouth join as a co-plaintiff in a patent infringement lawsuit to assert the Dartmouth Patent Rights brought by Company against Thorne Research, Inc. in the U.S. District Court for the Southern District of New York (the “Thorne Litigation”);
WHEREAS, pursuant to Section 8.01 of the License Agreement and the parties’ May 6, 2021 letter confirming the terms of Dartmouth’s consent to join as a co-plaintiff in the Thorne Litigation, Company agreed to pay for, and has been paying, all of Dartmouth’s out-of-pocket costs, including reasonable attorney’s fees for Dartmouth to retain its own counsel; any other expenses associated with the Thorne Litigation, and any damages resulting from the Thorne Litigation;
WHEREAS, Thorne Research, Inc. has filed inter partes review petitions seeking review of two of the Dartmouth Patent Rights — U.S. Patent Nos. [***] and [***] — which have each been instituted by the Patent Trial and Appeal Board (the “Thorne IPRs”);

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WHEREAS, pursuant to Section 8.01 of the License Agreement, Company agreed to pay for, and has been paying, all of Dartmouth’s out-of-pocket costs, including reasonable attorney’s fees for Dartmouth to retain its own counsel; any other expenses associated with the Thorne IPRs, and any damages resulting from the Thorne IPRs;
WHEREAS, the Thorne Litigation is presently stayed pending the outcome of the Thorne IPRs;
NOW, THEREFORE, Dartmouth and Company hereby agree to amend the License Agreement, with effect from and after the Effective Date, as follows:
1.Addition of Section 8.02. Article VIIII (Infringement Matters) of the License Agreement is hereby amended with the addition of the following:
Section 8.02 Obligations to Appeal Decisions Detrimental to the Dartmouth Patent Rights.
(a)    Company agrees to take all steps reasonably necessary to vindicate and protect the Dartmouth Patent Rights in any proceeding (including in the Elysium Litigation, the Thorne Litigation, and the Thorne IPRs), including pursuing all reasonable administrative or judicial appellate review of any decision adverse to the validity or enforceability of the Dartmouth Patent Rights. This obligation includes, at a minimum, prosecuting the Elysium Appeal in the U.S. Court of Appeals for the Federal Circuit, and defending the Thorne IPRs (unless the Elysium Appeal is lost and Dartmouth and Company agree, as set forth below, to forego further appeals). Dartmouth and Company agree to confer in good faith to discuss pursuing any additional appellate relief beyond the Elysium Appeal, including, without limitation, pursuing panel rehearing or rehearing en banc in the event of an adverse decision by the Court of Appeals for the Federal Circuit, and pursuing an appeal to the U.S. Supreme Court (individually and collectively “Appellate Strategy”). Dartmouth and Company agree that any Appellate Strategy shall include a good faith and reasonable assessment of whether the sought relief can be achieved by or before the expiration of the statute of limitations with respect to potentials claims under U.S. Patent No. [***] and U.S. Patent No. [***].
(b)    If Company, in good faith, determines that further legal action or appeals to vindicate and protect the Dartmouth Patent Rights in any proceeding (including in the Elysium Litigation, Thorne Litigation, and Thorne IPRs), are unwarranted, inappropriate, or unlikely to prevail, the obligations set forth Section 8.02(a) may be terminated with, and only with, Dartmouth’s written consent, which consent may not be unreasonably withheld.
(c)    In connection with any proceeding concerning the Dartmouth Patent Rights (including the Elysium Litigation, the Thorne Litigation, and the Thorne IPRs), Company agrees to pay for all of Dartmouth’s out-of-pocket costs, including reasonable attorney’s fees for Dartmouth to retain its own counsel; any other expenses associated with the proceeding; and any damages resulting from the proceeding and Company shall keep Dartmouth’s counsel apprised of matters affecting the Dartmouth Patent Rights. In the event Dartmouth intends to engage counsel not already engaged as of November 2, 2021, Dartmouth shall promptly provide notice of its desired counsel to Company in writing (“New Dartmouth Counsel”). Dartmouth shall be solely responsible for all expenses, attorneys fees, retainer amounts, and other costs generated by New Dartmouth Counsel. Payment of specified sums, including costs, fees, and expenses, shall be made promptly as they are billed. Company and Dartmouth shall cooperate meaningfully in the proceeding, including the opportunity to review and comment in advance on all filings and reports and the selection of experts, to have reasonable advance notice and the opportunity to participate in witness and expert meetings and depositions; and to have reasonable advance notice and an opportunity to participate in all planning and strategy sessions. Dartmouth must also have the opportunity to approve any statement made about Dartmouth in the proceeding (in pleadings, motion papers, arguments, etc.) or otherwise made in public about the proceeding.

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2.Additions to Section 5.01. Section 5.01 (Payments) of the License Agreement is hereby amended with the addition of the following subsections:
(e)    All unpaid earned royalties from Company’s 2021 second (2nd) Calendar Quarter shall be calculated at [***] based on the value of Net Sales of the Licensed Products, and all unpaid royalties from Company’s 2021 third (3rd) and fourth (4th) Calendar Quarters shall be calculated at [***] based on the value of Net Sales of the Licensed Products (collectively, the “2021 Unpaid Earned Royalty”.) One-half of the 2021 Unpaid Earned Royalty shall be paid to Dartmouth on or before July 1, 2022, and the second half of the 2021 Unpaid Earned Royalty shall be paid to Dartmouth on or before October 1, 2022.
(f)    As of the Effective Date, the earned royalty rate of section 5.01(a) shall be [***].
(g)    If the Elysium Appeal and/or the Thorne IPRs and/or the Thorne Litigation result(s) in a final, non-appealable judgment that both U.S. Patent No. [***] and U.S. Patent No. [***] are invalid and/or unenforceable, then the earned royalty rate of section 5.01(a) shall thereafter be [***], and any unpaid earned royalties shall be paid to Dartmouth within [***] ([***]) days of the date on which such judgment becomes final and non-appealable. All other obligations under the License Agreement shall remain in effect.
3.Amendment and Waiver. This Amendment shall not be modified, supplemented, amended, or terminated in any manner whatsoever, except by a written instrument signed by the party against which such modification, supplement, amendment, or termination is sought to be enforced.
4.Precedence and Interpretation. In the event of any conflict between the provisions of this Amendment and any other terms of the License Agreement, including any other exhibit, schedule or other attachment or any online terms incorporated into the License Agreement, the terms of this Amendment will prevail, control and govern. From and after the execution of this Amendment, all references in the License Agreement to “this Agreement,” “hereof,” “herein,” and similar words or phrases shall mean and refer to the License Agreement as amended, including this Amendment. In this Amendment, the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation,” and the term “or” is used in its inclusive sense (“and/or”). The section headings in this Amendment are intended for convenience of reference only and will not be deemed to affect in any manner the meaning or intent of this Amendment or any provision hereof.
5.Effect of the Amendment. Each party acknowledges and agrees that this Amendment constitutes a valid amendment of the License Agreement and that any additional procedures required by the License Agreement to amend the License Agreement are either satisfied by this Amendment or waived by each party. Except as expressly modified by this Amendment, all other terms and conditions of the License Agreement shall remain in full force and effect. This Amendment, together with the License Agreement, contains the entire agreement of the parties with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements between the parties with respect to such subject matter are hereby superseded in their entireties.

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IN WITNESS WHEREOF, each of Dartmouth and Company has caused this Amendment to be executed by its respective duly authorized officer as of the date below their respective signatures.
TRUSTEES OF DARTMOUTH COLLEGE    CHROMADEX, INC.
By: ___/s/ Kim Rosenfield        By: /s/ Bill Carter
Name: Kim Rosenfield         Name: Bill Carter
Title: Director, Technology Transfer        Title: SVP Bus. Affairs
Date: 02/28/22        Date: 2/28/22

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